ENERGY TRANSFER PARTNERS, L.P.
Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of up to
$1,500,000,000
EQUITY DISTRIBUTION AGREEMENT
November 20, 2014

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019	Jefferies LLC 520 Madison Avenue New York, New York 10022
Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179
Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022
Mitsubishi UFJ Securities (USA), Inc. 1633 Broadway, 29th Floor New York, New York 10019-6708	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	RBC Capital Markets, LLC 200 Vessey Street Three World Financial Center New York, New York 10281
Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326
Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152
Goldman, Sachs & Co. 200 West Street New York, New York 10282

Ladies and Gentlemen:
Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”) confirms its agreement (this “Agreement”) with UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC,

Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”), as follows:
SECTION 1. Description of Securities. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $1,500,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 of this Agreement.
SECTION 2. Representations and Warranties of the Partnership. The Partnership represents and warrants to and agrees with each Manager that:
(a)The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-199130), including a form of prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) for registration under the Act of the offering and sale of the Units, and such registration statement has become effective. The Registration Statement (as defined below) contains certain information concerning the offering and sale of the Common Units, including the Units, and contains additional information concerning the Partnership and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below) or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, as well as any new registration statement or post-effective amendment as may have been filed pursuant to Sections 4(g) or (h) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Effective Date,” means each date and time that the Registration Statement and any post-effective amendment or amendment thereto became or becomes effective. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Managers in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Managers by the Partnership for use in connection with the offering and sale of the Units which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) under the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers for such use. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.
(b)The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Managers pursuant to Rule 430(B)(f)(2) under the Act, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S‑3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus or the Prospectus in reliance upon and in conformity with information concerning any Manager and furnished in writing by or on behalf of such Manager expressly for use in the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and each Manager, severally and not jointly, agrees that the only information furnished or to be furnished by or on behalf of such Manager expressly for use in the Registration Statement, the Basic Prospectus, the

Prospectus Supplement or the Prospectus or any amendment or supplement to any of the foregoing is the statement that such Manager will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated November 20, 2014.
(c)For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.
(d)Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the Act) or used any “prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.
(e)The Partnership has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of December 31, 2013 or as of the Partnership’s then most recently completed quarter or fiscal year, contained in the Partnership’s quarterly report on Form 10‑Q or the Partnership’s annual report on Form 10‑K, as applicable, at the indicated date, and there has been no material change in such information since December 31, 2013 or the Partnership’s then most recently completed quarter or fiscal year (subject to the issuance of Common Units upon exercise of unit options and warrants or the vesting of restricted unit awards disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, the grant of options or other equity awards under existing unit plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and the issuance of Common Units pursuant thereto); all of the issued and outstanding general partner interests, incentive distribution rights and limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid (to the extent required under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”)) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement and the Prospectus and (ii) Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of ETP LLC is required for the offering and sale of the Units; the Amended Certificate of Limited

Partnership of the Partnership and the Partnership Agreement, each as filed with the Incorporated Documents, have been duly authorized and approved in accordance with the Delaware LP Act and are in full force and effect.
(f)Each of the Partnership, Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”) and Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of the General Partner (“ETP LLC” and, together with the Partnership and the General Partner, the “ETP Entities”), has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, with all partnership or limited liability company power and authority necessary, in the case of the Partnership, to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Units as contemplated herein, and, in the case of the General Partner and ETP LLC, to act as general partner of the Partnership and the General Partner, respectively, in each case in all material respects as described in the Registration Statement and the Prospectus.
(g)Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership and the Subsidiaries (as defined below), taken as a whole; (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the offering, issuance and sale of the Units; (iii) subject the limited partners of the Partnership to any material liability or disability or (iv) result in the delisting of the Common Units from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”).
(h)The General Partner is the sole general partner of the Partnership and, as of the date hereof, owns an approximate 1.0% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all liens, claims, charges and encumbrances (“Liens”).
(i)As of the date hereof, the limited partners of the Partnership own (i) 353,730,416 Common Units, (ii) 8,853,832 Class E Units representing limited partner interests in the Partnership (the “Class E Units”), (iii) 90,706,000 Class G Units representing limited partner interests in the Partnership (the “Class G Units”) and (iv) 50,160,000 Class H Units representing limited partner interests in the Partnership (the “Class H Units” and together with the Common Units, the Class E Units and the Class G

Units, the “Existing Units”), collectively representing an approximate 99.0% limited partner interest in the Partnership, (I) 30,841,069 Common Units of which are owned by Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”) or its wholly-owned subsidiary, ETE Common Holdings, LLC, free and clear of all Liens, other than Liens arising under (1) the Credit Agreement, dated as of December 2, 2013, as amended, among ETE, Credit Suisse AG (as administrative agent) and the other lenders party thereto, (2) the Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, by and among ETE, ETP LLC, ETE GP Acquirer LLC, ETE Services Company, LLC, ETE Common Holdings Member LLC, ETE Common Holdings LLC, Regency GP LLC, Regency Employees Management Holdings LLC, Regency Employees Management LLC (as the grantors) and U.S. Bank National Association (as collateral agent) and (3) the Senior Secured Term Loan Agreement, dated as of December 2, 2013, as amended, by and among ETE, Credit Suisse AG (as administrative agent), and the other lenders party thereto (collectively, the “ETE Credit Agreements”), (II) 8,853,832 Class E Units all of which are owned by Heritage Holdings Inc., free and clear of all Liens, (III) 90,706,000 Class G Units all of which are owned by subsidiaries of Sunoco, Inc., a Pennsylvania corporation, free and clear of all Liens and (IV) 50,160,000 Class H Units all of which are owned by ETE Common Holdings, LLC, free and clear of all Liens.
(j)ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ETE owns such membership interests free and clear of all Liens, other than Liens under the ETE Credit Agreements.
(k)(i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement and the Prospectus); and (vi) ETE owns such limited partner interests free and clear of all Liens, other than Liens arising under the ETE Credit Agreements.
(l)As of the date hereof, the Partnership has no direct or indirect subsidiaries (as defined under the Act) other than the subsidiaries listed in Schedule A hereto

(collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity (other than as set forth on Schedule C hereto); complete and correct copies of the formation and governing documents of each of the ETP Entities and all amendments thereto have been delivered to the Managers; and each of the ETP Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached hereto as Schedule B is a listing of each of the Subsidiaries of the Partnership that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S‑X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement and the Prospectus.
(m)When issued pursuant to the terms of this Agreement, the Units will be duly and validly authorized and issued and after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement and the Prospectus and (ii) Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Units to be sold by the Partnership pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership is a party or by which it or its properties may be bound or affected.
(n)The Units, conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement and the Prospectus; and the certificates, if any, for the Units are in due and proper form.
(o)This Agreement has been duly authorized and executed and validly delivered by the Partnership. This Agreement constitutes a valid and binding agreement of the Partnership and is enforceable against the Partnership in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.
(p)None of the ETP Entities or any Subsidiary is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of, nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities or any Subsidiary is a party or by which it or its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the ETP Entities or any Subsidiary or any of their respective properties, except any such breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, that would, if continued, not have, individually or in the aggregate, a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement; and none of (i) the execution, delivery and performance of this Agreement by the Partnership, (ii) the offering, issuance and sale of the Units or (iii) the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the ETP Entities pursuant to (I) any formation, governing or any other organizational document of any of the ETP Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the ETP Entities or any of their respective properties, except for any such conflicts, breaches, violations or defaults, in the case of clause (II) above, that would not have, individually or in the aggregate, a Material Adverse Effect.
(q)No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any ETP Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the Partnership, is required in connection with the offering, issuance or sale of the Units or the consummation by the Partnership of the transactions contemplated hereby other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered through or to the Managers or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and (iii) such Consents that have been obtained prior to the date hereof.

(r)Except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Common Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter, agent or as a financial advisor to the Partnership in connection with the offer, issuance and sale of the Units; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units or other equity interests in the Partnership, or to include any such Common Units or other interests in the Registration Statement or the offering and sale of the Units, that have not been waived in writing; except for options, warrants or other rights granted pursuant to employee benefits plans, qualified option plans or other employee compensation plans of the Partnership and rights to purchase Common Units pursuant to the Partnership’s dividend reinvestment program, there are no outstanding options or warrants to purchase any partnership or membership interests or other securities of the ETP Entities.
(s)The Partnership and each of the Subsidiaries have all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and have made all necessary filings required under any applicable law, regulation or rule, and have obtained all necessary Permits from other persons, in order to conduct their businesses, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership or any of the Subsidiaries is in violation of, is in default under, and has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the ETP Entities or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(t)All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement and the Prospectus (i) under the headings “Description of Units,” “Cash Distribution Policy,” and “Material U.S. Income Tax Considerations,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, under the captions “Business – Regulation of Interstate Natural Gas Pipelines,” “Business – Regulation of Intrastate Natural Gas and NGL Pipelines,” “Business – Regulation of Sales of Natural Gas and NGLs,” “Business – Regulation of Gathering Pipelines,” “Business – Regulation of Interstate Crude Oil and Refined Products Pipelines,” “Business – Regulation of Intrastate Crude Oil and Refined Products Pipelines,” “Business –

Regulation of Pipeline Safety” and “Legal Proceedings,” in each case, as such matters have been updated by any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(u)Except as described in the Registration Statement or the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the ETP Entities, any Subsidiary or any of ETP LLC’s directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except for any such action, suit, claim, investigation or proceeding which, if resolved adversely to any ETP Entity or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
(v)Grant Thornton LLP (the “Accountants”), who have audited the consolidated financial statements of the Partnership as of and for the years ended December 31, 2013, 2012 and 2011, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(w)The financial statements incorporated by reference in the Registration Statement or the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; the pro forma financial statements, if any, or data included or incorporated by reference in the Registration Statement or the Prospectus comply with the applicable requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in or incorporated by reference into the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership. No other financial statements are required to be included in the Registration Statement or the Prospectus that are not included as required; neither the Partnership nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S‑K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(x)Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETP Entities individually or in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the ETP Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the ETP Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.
(y)Neither the Partnership nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the offering and sale of the Units, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(z)The Partnership and each of the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement or the Prospectus as being owned by it, free and clear of all Liens except (i) as described in the Registration Statement and the Prospectus, and (ii) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement or the Prospectus, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and the Subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Registration Statement and the Prospectus, and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement and the Prospectus.
(aa)    The Partnership and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and neither the Partnership nor any Subsidiary has received any notice of conflict with, any such rights of others.
(bb)    No labor disputes with the employees that are engaged in the businesses of the Partnership and the Subsidiaries exist or, to the knowledge of the Partnership, are imminent or threatened except for those that would not, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
(cc)    Except as described in the Registration Statement and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the ETP Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement or the Prospectus and except for the Newmark

Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the ETP Entities nor any of the Subsidiaries is currently named as a “potentially responsible party” under CERCLA.
(dd)    All tax returns required to be filed by the Partnership and the Subsidiaries through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
(ee)    The Partnership and each of the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as they reasonably deem adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership and each of the Subsidiaries and their business; all such insurance is fully in force on the date hereof and will be fully in force at each Time of Sale and Settlement Date; the Partnership does not have reason to believe that it or any Subsidiary will not be able to renew any such insurance as and when such insurance expires.
(ff)    Neither the Partnership nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
(gg)    Except as described in the Registration Statement or the Prospectus, none of the ETP Entities or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement, the Prospectus and no such termination or non-renewal has been threatened by any of the ETP Entities or any Subsidiary. To the knowledge of the Partnership after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the ETP Entities or any of the Subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), except for any such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(hh)    The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ii)    The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(jj)    The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of ETP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s auditors and the Audit Committee of the Board of Directors of ETP LLC have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data, (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls, and (iii) all material weaknesses, if any, in internal controls have been identified for the Partnership’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, (i) there has been no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) there have been no significant changes in the Partnership’s internal controls or in other factors that could significantly affect the Partnership’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Partnership, the Subsidiaries and the directors and officers of ETP LLC, in their capacity as such, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the Partnership has taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the Partnership, the Subsidiaries and the officers and directors of ETP LLC, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.
(kk)    On or after July 30, 2002, none of the ETP Entities has directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of ETP LLC, or to or for any family member or affiliate of any director or executive officer of ETP LLC; or (ii) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of ETP LLC, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
(ll)    Each “forward-looking statement” contained or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
(mm)    All statistical or market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
(nn)    Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (i) the Registration Statement or the Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.
(oo)    The issuance and sale of the Units as contemplated hereby will not cause any holder of Common Units, securities convertible into or exchangeable or exercisable for Units, or options, warrants or other rights to purchase Common Units or any other securities of the Partnership to have any right to acquire any preferred securities of the Partnership.
(pp)    The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Common Units on the NYSE.
(qq)    Except pursuant to this Agreement, none of the ETP Entities or the Subsidiaries has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(rr)    The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Securities Act.

(ss)    None of the ETP Entities nor any of their respective Affiliates (as such term in defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action designed, or that has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(tt)    To the knowledge of the Partnership after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of ETP LLC’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.
(uu)    The operations of the ETP Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the ETP Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
(vv)    None of the ETP Entities or any Subsidiary nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the ETP Entities or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the ETP Entities, the Subsidiaries and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ww)    None of the ETP Entities or any Subsidiary, nor to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any ETP Entity or any Subsidiary, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Any certificate signed by any officer of ETP LLC and delivered to any of the Managers or counsel for such Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.
SECTION 3. Sale and Delivery of Securities.
(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agents for the Partnership, the Units on the following terms.
(i)The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule D hereto (the “Authorized Partnership Representatives”) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold and the minimum price per Unit at which such Units may be sold by such Manager daily as agreed to by such Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement and the Prospectus or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by ETP LLC’s board of directors, or a duly authorized committee thereof, and notified to such Manager in writing. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that such Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that such Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of such Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act.
(ii)Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct such Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.
(iii)Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including, without limitation, in privately negotiated transactions, and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager.
(iv)The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be up to 2% of the gross sales price of the Units sold as mutually agreed to in writing by such Manager(s) and the Partnership. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).
(v)Each Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a), setting forth the aggregate amount of the Units sold on such day, the aggregate Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to such Manager with respect to such sales.
(vi)Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third trading day is not a business day (as defined below), then settlement will occur on the next succeeding trading day that is also a business day), unless another date shall be agreed upon by the Partnership and such Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through such Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).
(vii)At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(b)    If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement, and such Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.
(c)    (i)    Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and the Prospectus and (C) the amount authorized from time to time to be issued and sold under this Agreement by ETP LLC’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by ETP LLC’s board of directors or a duly authorized committee thereof, and notified to the Managers in writing.
(ii)    If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(d)    Each sale of the Units to or through any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.
(e)    Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, the Partnership shall not request the sale of any Units that would be sold, and no Manager shall be obligated to sell, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Partnership files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and any Manager, for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the next subsequent Filing Time.
(f)    The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Manager and the Partnership.
SECTION 4. Covenants of the Partnership. The Partnership agrees with each Manager:
(a)    To notify the Managers promptly of the time on or after the date of this Agreement when any amendment or supplement to the Registration Statement or Prospectus has been filed or become effective or the Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon any Manager’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus that, in such Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by such Manager; and to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.
(b)    To promptly advise the Managers, confirming such advice in writing, of any suspension of any Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, use its reasonable efforts to prevent the issuance of any such stop order, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (2) of Section 4(d) below), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which any Manager shall have reasonably objected in writing.
(c)    To make available to each Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to each Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as such Manager may request for the purposes contemplated by the Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S‑K under the Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S‑K under the Act, as the case may be.
(d)    (1) Subject to clause (2) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and (2) to provide Andrews Kurth LLP for its review and comment, on behalf of the Managers, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which Andrews Kurth LLP shall have reasonably objected in writing, and to promptly notify Andrews Kurth LLP of such filing.
(e)    To pay the fees applicable to the Registration Statement in connection with the offering of the Units under the Act.
(f)    If the Partnership receives a notice from the Commission or otherwise ceases to be eligible to use Form S-3, the Partnership will promptly notify each Manager, and the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.
(g)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Managers, the Partnership will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form satisfactory to the Managers and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.
(h)    If it shall be necessary to amend the Registration Statement or file a new registration statement or a supplement to the Prospectus so that the Prospectus then being used would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or in order to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify each Manager of any such event, (ii) prepare and file with the Commission, subject to compliance with Section 4(a), (b) and (d) hereof, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as any Manager may reasonably request.

(i)    To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise each Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(j)    To make generally available to its securityholders, and to deliver to each Manager, an earnings statement (as defined in Rule 158(c) under the Act) of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).
(k)    To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
(l)    Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any Common Units or any other securities of the Partnership that are substantially similar to Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), or publicly announce an intention to effect any such transaction, in each case without giving each Manager at least three Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through any Manager pursuant to this Agreement or any Terms Agreement; (ii) file a registration statement on Form S‑8 relating to Common Units that may be issued pursuant to the 2008 Long-Term Incentive Plan (as amended) filed with the Commission on November 21, 2008 and described in the Partnership’s reports filed with the Commission under the Exchange Act; (iii) issue securities under the Amended and Restated 2004 Unit Plan or the 2008 Long-Term Incentive Plan (as amended) described in the Partnership’s reports filed with the Commission under the Exchange Act; (iv) issue and sell Common Units pursuant to the Partnership’s distribution reinvestment program; and (v) issue units upon the exercise of options and warrants or the vesting of restricted unit awards, all outstanding as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iii) of this sentence. In the event that notice of a proposed sale is provided by the Partnership to any Manager pursuant to this Section 4(l), such Manager may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by such Manager.  The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Units under this Agreement or any alternative equity distribution agreement shall be effected by or through only one Manager, alternative manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers, alternative manager or sales agent sell Units on the same day.
(m)    Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.
(n)    The Partnership will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(o)    To use its reasonable best efforts to effect the listing of the Units on the NYSE, subject to notice of issuance. The Partnership shall cooperate with each Manager and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.
(p)    To advise each Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document which has been previously provided to the Managers pursuant to Section 6 herein.
(q)    Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8‑K, unless the Managers shall otherwise reasonably request), or (iii) the Managers may reasonably request (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate of two of ETP LLC’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate.
(r)    At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Vinson & Elkins, L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.
(s)     At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Thomas P. Mason, General Counsel and Secretary of ETP LLC, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.
(t)    At each Representation Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary of ETP LLC, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.
(u)    At each Representation Date, Andrews Kurth LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers.
(v)    Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Partnership shall file an annual report on Form 10‑K or a quarterly report on Form 10‑Q, (iii) upon request by the Managers to the Partnership, there is filed with the Commission any document (other than an annual report on Form 10‑K or a quarterly report on Form 10‑Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers may reasonably request, to cause the Accountants, or other independent accountants, satisfactory to the Managers and any other independent accountants identified in Section 2(v) as of such Representation Date, forthwith to furnish the Managers a letter(s), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter(s).
(w)    At or prior to each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the Accountants, and any other independent accountants that have been requested by the Managers to deliver a letter pursuant to Section 4(v)(iv) of this Agreement. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by any Manager or its agents from time to time (on or prior to a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s and ETP LLC’s agents and advisors during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, ETP LLC and its officers and agents, as such Manager may reasonably request.
(x)    That the Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.
(y)    If to the knowledge of the Partnership any condition set forth in Section 6 of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.
(z)    To disclose in its quarterly reports on Form 10‑Q, in its annual report on Form 10‑K and, subject to compliance with Section 4(a), (b) and (d) hereof, in any filings made by the Partnership where the Commission may require the Partnership to disclose such information, the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.
(aa)    To ensure that prior to instructing any Manager to sell Units the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units.

(bb)    That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented relating to such Units).
(cc)    The Partnership will not, directly or indirectly, prepare, use or refer to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations, with respect to the offering of the Units pursuant to this Agreement.

SECTION 5. Payment of Expenses. The Partnership agrees with each Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, or reimburse if paid by any Manager, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including financial statements and exhibits thereto), the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto and furnishing of copies of each thereof to any Manager, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to any Manager (including costs of mailing and shipment), (v) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law, (vi) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE, (vii) any filing with, and any review of the public offering of the Units by, the FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (viii) the fees and expenses of the Partnership’s and Managers’ counsel (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) and of the Accountants, or any other independent accountants that have furnished a letter to the Managers in accordance with Section 4(v)(iv) of this Agreement. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Managers will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.
SECTION 6. Conditions of Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) to the following additional conditions precedent:
(a)    (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Managers of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(b)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership and its Subsidiaries taken as a whole, in the judgment of the Managers, shall have occurred or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Managers, shall have been entered into by the Partnership or any of its Subsidiaries.
(c)    The Partnership shall have furnished to the Managers, at every date specified in Section 4(r) of this Agreement, an opinion of Partnership Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit A hereto.
(d)    The Partnership shall have furnished to the Managers, at every date specified in Section 4(s) of this Agreement, an opinion of Thomas P. Mason, Vice President, General Counsel and Secretary of ETP LLC, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit B hereto.
(e)    At the dates specified in Section 4(v) of this Agreement, the Managers shall have received from the Accountants, and any other independent accountants, letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.
(f)    The Partnership shall have delivered to the Managers, at every Representation Date specified in Section 4(q) of this Agreement, a certificate of two of ETP LLC’s executive officers to the effect that:

(i)    the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of the Representation Date with the exception of the representations in Section 2(h), (i), (l) and (v), of which the representation in Section 2(h), (i), (l) and (v) shall be updated in certificates delivered pursuant to this Section 6(f) at subsequent Representation Dates as follows:
(A)    The General Partner is the sole general partner of the Partnership with an approximate ____ % general partner interest in the Partnership as of the date hereof.
(B)    As of the date hereof, the limited partners of the Partnership own ____________ Common Units, _____________ Class E Units, ________ Class G Units and _____________ Class H Units, representing an approximate ____% limited partner interest in the Partnership, __________ Common Units of which are owned by ETE or ETE Common Holdings, LLC, _____ Class E Units of which are owned by Heritage Holdings, Inc., _______ Class G Units of which are owned by subsidiaries of Sunoco, Inc. and _____________ Class H Units of which are owned by ETE Common Holdings, LLC.
(C)    As of the date hereof, the Partnership has no direct or indirect subsidiaries (as defined under the Act) other than the subsidiaries listed in Schedule A hereto (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the ETP Entities and all amendments thereto have been delivered to the Managers; and each of the ETP Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached hereto as Schedule B is a listing of each of the Subsidiaries of the Partnership that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S‑X as of the date hereof (collectively, the “Material Subsidiaries”).
(D) Grant Thornton LLP, who have audited the consolidated financial statements of the Partnership as of and for the years ended ________ , are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (the “PCAOB”); and (ii) _____, who have audited the consolidated financial statements of ____________ and its subsidiaries as of ____________, are independent registered public accountants as required by the Act and by the rules of the PCAOB.
(ii) the Partnership has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and

(iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met.
The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all partnership action required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that ETP LLC’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or partnership action.
(g)    The Managers shall have received, at every date specified in Section 4(u) of this Agreement, the favorable opinion of Andrews Kurth LLP, counsel to the Managers, dated as of such date, and in form and substance satisfactory to the Managers.
(h)    The Managers shall have received, at every date specified in Section 4(t) of this Agreement, a certificate of the Secretary of ETP LLC, dated as of such date, and in form and substance satisfactory to the Managers.
(i)    All filings with the Commission required by Rule 424 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(j)    The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.
(k)    There shall not have been any decrease in the rating of any of the Partnership’s or its Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act).
(l)    The Partnership shall have furnished to the Managers, at every Representation Date, such other documents and certificates as the Managers may reasonably request.
 If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Managers and counsel for such Manager, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date by such Manager.
SECTION 7. Indemnification and Contribution.
(a)    The Partnership agrees to indemnify, defend and hold harmless each Manager, its directors, officers, employees, affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents or have otherwise been deemed to be a part of the sales effort, and agents and any person who controls such

Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, such Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (which information consists solely of that information specified in Section 2(b)) concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing) or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (which information consists solely of that information specified in Section 2(b)) concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any prospectus not conforming to the requirements of the Act or any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.
(b)    Each Manager, severally and not jointly, agrees to indemnify, defend and hold harmless the Partnership, its directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (which information consists solely of that information specified in Section 2(b)) concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (which information consists solely of that information specified in Section 2(b)) concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Prospectus Supplement or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
(c)    If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or any Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such

Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
(d)    If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Managers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the relevant Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total discounts and commissions received by the relevant Manager, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the relevant Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
(e)    The Partnership and each of the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)    The Partnership and each of the Managers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of ETP LLC’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Basic Prospectus or the Prospectus.
SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, its directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.
SECTION 9. Termination.
(a)    The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)    Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.
SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, (A) if to the Managers, shall be sufficient in all respects if delivered or sent to:

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 Attention: Syndicate Fax: (212) 713-3371	Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: General Counsel

BofA Merrill Lynch One Bryant Park New York, New York 10036 Attention: T.J. Opladen Copy to ECM Legal
J.P. Morgan Securities LLC
383 Madison Avenue, 7th Floor
New York, New York 10179
Attn: Adam Rosenbluth
Tel: 212-622-7027
and
J.P. Morgan Securities LLC
383 Madison Avenue, 7th Floor
New York, New York 10179
Attn: Brett Chalmers
Tel: 212-622-2252

Barclays Capital Inc.
745 7th Avenue
New York, New York 10019
Attn: Timothy Caprario
Tel: 212-526-9420
Fax: 212-299-0190
and
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attn: Syndicate Registration, Amit
Chandra and Timothy Mann
Fax: 646-834-8133
Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022 Attn: Ashish Sanghrajka, with a copy to Eric Tarlow, General Counsel Tel: 212-205-7600 Fax: 212-205-8493

Mitsubishi UFJ Securities (USA), Inc. 1633 Broadway, 29th Floor New York, NY 10019 Attn: Capital Markets Group Fax: (646) 434-3455	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attn: Equity Syndicate Desk and Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attn: Legal Department

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel Fax: 212-816-7912	RBC Capital Markets, LLC Three World Financial 200 Vesey Street, 8th Floor New York, New York 10281 Attn: Andrew Jones Tel: 877-822-4089

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010 Attn: LCD-IBD

Deutsche Bank Securities Inc. 60 Wall Street, 2nd Floor New York, New York 10005 Attn: Equity Capital Markets – Syndicate Desk Tel: 212-250-5600 Fax: 212-797-9344	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road, NE, 11th Floor Atlanta, GA 30326 Attn: Equity Syndicate Department Tel: 404-926-5250 Fax: 404-926-5872

Goldman, Sachs & Co. 200 West Street New York, New York 10282 Attn: Neil Kearns Tel: 212-902-5281 and Goldman, Sachs & Co. 200 West Street New York, New York 10282 Attn: Olympia McNerney Tel: 212-357-8838
Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor
New York, New York 10152
Attn: Jennifer R. Lynch
Tel: 212-214-6122
Fax: 212-214-8918
and
Wells Fargo Securities, LLC
375 Park Avenue, 3rd Floor
New York, New York 10152
Attn: Gregory M. Ogborn
Tel: 212-214-6377
Fax: 212-214-8911

and, (B) if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 3738 Oak Lawn Avenue, Dallas, Texas 75219, Attention: General Counsel, Facsimile No. (713) 989-1212 and confirmed to it at (713) 989-7110, attention of the Legal Department. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership and to the extent provided in Section 7 of this Agreement the controlling persons, directors, officers, affiliates and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.
SECTION 12. No Fiduciary Relationship. The Partnership hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership, its management, securityholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and each of the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
SECTION 13. Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8‑K describing the material terms of the transaction contemplated hereby, and the Partnership shall provide to the Managers for their review and comment, any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby.
SECTION 14. Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.
SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the

Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.
SECTION 20. Successors and Assigns. This Agreement shall be binding upon each Manager and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and such Manager’s respective businesses and/or assets.
SECTION 21. Obligations of the Managers. Notwithstanding any other provision of this Agreement, the obligations of each Manager under this Agreement and any Terms Agreement shall be several and not joint.
SECTION 22. Miscellaneous. Securities sold, offered or recommended by any Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Partnership and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership and the Managers. Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.
Very truly yours,
ENERGY TRANSFER PARTNERS, L.P.

BY:    ENERGY TRANSFER PARTNERS GP, L.P.,
its general partner

BY:    ENERGY TRANSFER PARTNERS, L.L.C.
its general partner

By:     /s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Shail Sapra
Name:    Shail Sapra
Title:     Director

By:	/s/ Ephraim Musokwa
Name:    Ephraim Musokwa
Title:    Associate Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

By:	/s/ Michael Cannon
Name:    Michael Cannon
Title:    Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

By:	/s/ Greg Hall
Name:    Greg Hall
Title:    Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ David McMillan
Name:    David McMillan
Title:    Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael J. Casey, Jr.
Name:    Michael J. Casey, Jr.
Title:    Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Brian McCabe
Name:    Brian McCabe
Title:    Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Name:    Francis Windels
Title:    Managing Director

By:	/s/ Young Kim
Name:    Young Kim
Title:    Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

GOLDMAN, SACHS & CO.

By:	/s/ Olympia McNerney
Name:    Olympia McNerney
Title:    Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

JEFFERIES LLC

By:	/s/ Michael Judlowe
Name:    Michael Judlowe
Title:    Managing Director - ECM

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name:     Adam S. Rosenbluth
Title:     Executive Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

MIZUHO SECURITIES USA INC.

By:	/s/ Ashish Sanghrajka
Name:    Ashish Sanghrajka
Title:    Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

MORGAN STANLEY & CO. LLC

By:	/s/ John Sartorius
Name:    John Sartorius
Title:    Vice President

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Andrew Jones
Name:     Andrew Jones
Title:     Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Jonathan C. Biele
Name:     Jonathan C. Biele
Title:     Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

By:	/s/ Gregory M. Ogborn
Name:    Gregory M. Ogborn
Title:    Vice President

Signature Page to Equity Distribution Agreement

Schedule A

•	Applied Petroleum Technologies, Ltd., a Texas limited partnership

•	APT Management Company, LLC, a Texas limited liability company

•	Arguelles Pipeline SRL, a Mexico Sociedad de Responsabilidad Limitada

•	Atlantic Petroleum Corporation, a Delaware corporation

•	Atlantic Petroleum Delaware Corporation, a Delaware corporation

•	Atlantic Petroleum (Out) LLC, a Delaware limited liability company

•	Atlantic Pipeline (Out) L.P., a Texas limited partnership

•	Atlantic Refining & Marketing Corp., a Delaware corporation

•	Aventine Renewable Energy Holdings, Inc., a Delaware corporation

•	Bayview Refining Company, LLC, a Delaware limited liability company

•	Butane Acquisition I LLC, a Delaware limited liability company

•	C&G Investments, LLC, a Delaware limited liability company

•	CCE Acquisition LLC, a Delaware limited liability company

•	CCE Holdings, LLC, a Delaware limited liability company

•	Chalkley Gathering Company, LLC, a Texas limited liability company

•	Change Up Acquisition Corporation, a Delaware corporation

•	Citrus Energy Services, Inc., a Delaware corporation

•	Citrus ETP Finance LLC, a Delaware limited liability company

•	Citrus, LLC, a Delaware limited liability company

•	Corpus Christi Reimco, LLC, a Texas limited liability company

•	CrossCountry Alaska, LLC, a Delaware limited liability company

•	CrossCountry Citrus, LLC, a Delaware limited liability company

•	CrossCountry Energy, LLC, a Delaware limited liability company

•	Dakota Access Holdings, LLC, a Delaware limited liability company

•	Dakota Access, LLC, a Delaware limited liability company

•	DAPL-ETCO Construction Management, LLC, a Delaware limited liability company

•	DAPL-ETCO Operations Management, LLC, a Delaware limited liability company

•	Energy Transfer Canada, LLC, a Delaware limited liability company

•	Energy Transfer Data Center, LLC, a Delaware limited liability company

•	Energy Transfer Dutch Holdings, LLC, a Delaware limited liability company

•	Energy Transfer Employee Management Company, a Delaware corporation

•	Energy Transfer Fuel GP, LLC, a Delaware limited liability company

•	Energy Transfer Fuel, LP, a Delaware limited partnership

•	Energy Transfer Group, LLC, a Texas limited liability company

•	Energy Transfer International Holdings LLC, a Delaware limited liability company

•	Energy Transfer Interstate Holdings, LLC, a Delaware limited liability company

•	Energy Transfer LNG Holdings, LLC, a Delaware limited liability company

•	Energy Transfer Management Holdings, LLC, a Delaware limited liability company

•	Energy Transfer Mexicana, LLC, a Delaware limited liability company

•	Energy Transfer Peru LLC, a Delaware limited liability company

•	Energy Transfer Rail Company, LLC, a Delaware limited liability company

•	Energy Transfer Retail Power, LLC, a Delaware limited liability company

•	Energy Transfer Technologies, Ltd., a Texas limited partnership

•	Energy Transfer Terminalling Company, LLC, a Delaware limited liability company

•	Enhanced Service Systems, Inc., a Delaware corporation

•	ET Company I, Ltd., a Texas limited partnership

•	ET Fuel Pipeline, L.P., a Delaware limited partnership

•	ET Rover Pipeline Canada ULC, a British Columbia, Canada unlimited liability company

•	ET Rover Pipeline LLC, a Delaware limited liability company

•	ETC Compression, LLC, a Delaware limited liability company

•	ETC Endure Energy L.L.C., a Delaware limited liability company

•	ETC Energy Transfer, LLC, a Delaware limited liability company

•	ETC Fayetteville Express Pipeline, LLC, a Delaware limited liability company

•	ETC Fayetteville Operating Company, LLC, a Delaware limited liability company

•	ETC Gas Company Ltd., a Texas limited partnership

•	ETC Gathering, LLC, a Texas limited liability company

•	ETC Hydrocarbons, LLC, a Texas limited liability company

•	ETC Interstate Procurement Company, LLC, a Delaware limited liability company

•	ETC Intrastate Procurement Company, LLC, a Delaware limited liability company

•	ETC Katy Pipeline, Ltd., a Texas limited partnership

•	ETC Lion Pipeline, LLC, a Delaware limited liability company

•	ETC Marketing, Ltd., a Texas limited partnership

•	ETC M-A Acquisition LLC, a Delaware limited liability company

•	ETC Midcontinent Express Pipeline, L.L.C., a Delaware limited liability company

•	ETC New Mexico Pipeline, L.P., a New Mexico limited partnership

•	ETC NGL Marketing, LLC, a Texas limited liability company

•	ETC NGL Transport, LLC, a Texas limited liability company

•	ETC North Dakota Terminalling, LLC, a Delaware limited liability company

•	ETC Northeast Pipeline, LLC, a Delaware limited liability company

•	ETC Oasis GP, LLC a Texas limited liability company

•	ETC Oasis, L.P., a Delaware limited partnership

•	ETC Texas Pipeline, Ltd., a Texas limited partnership

•	ETC Tiger Pipeline, LLC, a Delaware limited liability company

•	ETC Water Solutions, LLC, a Delaware limited liability company

•	ETE Holdco Corporation, a Delaware corporation

•	ETP Holdco Corporation, a Delaware corporation

•	ETP Newco 1 LLC, a Delaware limited liability company

•	ETP Newco 2 LLC, a Delaware limited liability company

•	ETP Newco 3 LLC, a Delaware limited liability company

•	ETP Newco 4 LLC, a Delaware limited liability company

•	ETP Newco 5 LLC, a Delaware limited liability company

•	ETP Retail Holdings LLC, a Delaware limited liability company

•	Evergreen Assurance, LLC, a Delaware limited liability company

•	Evergreen Capital Holdings, LLC, a Delaware limited liability company

•	Evergreen Resources Group, LLC, a Delaware limited liability company

•	Excel Pipeline LLC, a Delaware limited liability company

•	Falcon Aviation Services, LLC, a Delaware limited liability company

•	Five Dawaco, LLC, a Texas limited liability company

•	GoPetro Transport LLC, a Texas limited liability company

•	Helios Assurance Company Limited, a Bermuda company

•	Heritage ETC GP, L.L.C., a Delaware limited liability company

•	Heritage ETC, L.P., a Delaware limited partnership

•	Heritage Holdings, Inc., a Delaware corporation

•	Houston Pipe Line Company LP, a Delaware limited partnership

•	HP Houston Holdings, L.P., a Delaware limited partnership

•	HPL Asset Holdings LP, a Delaware limited partnership

•	HPL Consolidation LP, a Delaware limited partnership

•	HPL GP, LLC, a Delaware limited liability company

•	HPL Holdings GP, L.L.C., a Delaware limited liability company

•	HPL Houston Pipe Line Company, LLC, a Delaware limited liability company

•	HPL Leaseco LP, a Delaware limited partnership

•	HPL Resources Company LP, a Delaware limited partnership

•	HPL Storage GP LLC, a Delaware limited liability company

•	HSC Acquirer LLC, a Delaware limited liability company

•	Inland Corporation, an Ohio corporation (70% interest)

•	Jalisco Corporation, a California corporation

•	LA GP, LLC, a Texas limited liability company

•	La Grange Acquisition, L.P., a Texas limited partnership

•	Lake Charles Exports, LLC, a Delaware limited liability company

•	Lake Charles LNG Exports, LLC, a Delaware limited liability company

•	Lesley Corporation, a Delaware corporation

•	LG PL, LLC, a Texas limited liability company

•	LGM, LLC, a Texas limited liability company

•	Libre Insurance Company, Ltd., a Bermuda company

•	Lone Star NGL Asset GP LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Asset Holdings LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Asset Holdings II LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Development LP, a Delaware limited liability company (70% interest)

•	Lone Star NGL Fractionators LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Hastings LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Hattiesburg LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Marketing LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Mont Belvieu GP LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Mont Belvieu LP, a Delaware limited liability company (70% interest)

•	Lone Star NGL Pipeline LP, a Delaware limited liability company (70% interest)

•	Lone Star NGL Product Services LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Refinery Services LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Sea Robin LLC, a Delaware limited liability company (70% interest)

•	MACS Retail LLC, a Virginia limited liability company

•	Mascot, Inc. a Massachusetts corporation

•	Mid-Atlantic Convenience Stores LLC, a Delaware limited liability company

•	Mid-Continent Pipe Line (Out) LLC, a Texas limited liability company

•	Mid-Valley Pipeline Company, an Ohio corporation (90.999% interest)

•	Oasis Partner Company, a Delaware corporation

•	Oasis Pipe Line Company Texas L.P., a Texas limited partnership

•	Oasis Pipe Line Company, a Delaware corporation

•	Oasis Pipe Line Finance Company, a Delaware corporation

•	Oasis Pipe Line Management Company, a Delaware corporation

•	Oasis Pipeline, LP, a Texas limited partnership

•	Pacesetter/MVHC, Inc., a Texas corporation

•	Pan Gas Storage LLC, a Delaware limited liability company

•	Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership

•	Panhandle Energy LNG Services, LLC, a Delaware limited liability company

•	Panhandle Holdings LLC, a Delaware limited liability company

•	Panhandle Storage LLC, a Delaware limited liability company

•	PEI Power Corporation, a Pennsylvania corporation

•	PEPL Holdings, LLC, a Delaware limited liability company

•	PES Equity Holdings, LLC, a Delaware limited liability company

•	PG Energy, Inc., a Pennsylvania corporation

•	Puerto Rico Sun Oil Company LLC, a Delaware limited liability company

•	Quick Stuff of TexasInc., a Texas corporation

•	Rich Eagleford Mainline, LLC, a Delaware limited liability company

•	Rover Pipeline LLC, a Delaware limited liability company

•	SEC General Holdings, LLC, a Texas limited liability company

•	SEC Energy Realty GP, LLC, a Texas limited liability company

•	SEC Energy Products & Services, L.P., a Texas limited partnership

•	SEC-EP Realty Ltd., a Texas limited partnership

•	Sea Robin Pipeline Company, LLC, a Delaware limited liability company

•	Southern Union Panhandle LLC, a Delaware limited liability company

•	Southern Union Gas Company, Inc., a Texas corporation

•	Southside Oil, LLC, a Virginia limited liability company

•	SSP Bevco I LLC, a Texas limited liability company

•	SSP Bevco II LLC, a Texas limited liability company

•	SSP Beverage, LLC, a Texas limited liability company

•	Stripes Acquisition LLC, a Texas limited liability company

•	Stripes LLC, a Texas limited liability company

•	Stripes Holdings LLC, a Delaware limited liability company

•	Stripes No. 1009 LLC, a Texas limited liability company

•	SU Gas Services Operating Company, Inc., a Delaware corporation

•	SU Holding Company, Inc., a Delaware corporation

•	SU Pipeline Management LP, a Delaware limited partnership

•	SUCo LLC, a Delaware limited liability company

•	SUCo LP, a Delaware limited partnership

•	SUGAir Aviation Company, a Delaware corporation

•	SUG Holding Company, a Delaware limited liability company

•	SUGS Holdings, LLC, a Delaware limited liability company

•	Sun Alternate Energy Corporation, a Delaware corporation

•	Sun Atlantic Refining and Marketing B.V., a Netherlands company

•	Sun Atlantic Refining and Marketing B.V., Inc., a Delaware corporation

•	Sun Atlantic Refining and Marketing Company, a Delaware corporation

•	Sun Canada, Inc., a Delaware corporation

•	Sun Company, Inc., a Delaware corporation

•	Sun Company, Inc., a Pennsylvania corporation

•	Sun International Limited, a Bermuda company

•	Sun Lubricants and Specialty Products Inc., a Quebec corporation

•	Sun Mexico One, Inc., a Delaware corporation

•	Sun Mexico Two, Inc., a Delaware corporation

•	Sun Oil Company, a Delaware corporation

•	Sun Oil Export Company, a Delaware corporation

•	Sun Oil International, Inc., a Delaware corporation

•	Sun Petrochemicals Inc., a Delaware corporation

•	Sun Pipe Line Company, a Texas corporation

•	Sun Pipe Line Company of Delaware LLC, a Delaware limited liability company

•	Sun Pipe Line Delaware (Out) LLC, a Delaware limited liability company

•	Sun Refining and Marketing Company, a Delaware corporation

•	Sun Services Corporation, a Pennsylvania corporation

•	Sun Transport LLC, a Pennsylvania limited liability company

•	Sun-Del Pipeline LLC, a Delaware limited liability company

•	Sun-Del Services, Inc., a Delaware corporation

•	Sunmarks, LLC, a Delaware limited liability company

•	Sunoco de Mexico, S.A. de C.V., a Mexico company

•	Sunoco GP LLC, a Delaware limited liability company

•	Sunoco, Inc., a Pennsylvania corporation

•	Sunoco, Inc. (R&M), a Pennsylvania corporation

•	Sunoco, LLC, a Delaware limited liability company

•	Sunoco, LP, a Delaware limited partnership

•	Sunoco Logistics Partners GP LLC, a Delaware limited liability company

•	Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company

•	Sunoco Logistics Partners Operations L.P., a Delaware limited partnership

•	Sunoco Overseas, Inc., a Delaware corporation

•	Sunoco Partners Lease Acquisition & Marketing LLC, a Delaware limited liability company

•	Sunoco Partners LLC, a Pennsylvania limited liability company

•	Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership

•	Sunoco Partners NGL Facilities LLC, a Delaware limited liability company

•	Sunoco Partners Operating LLC, a Delaware limited liability company

•	Sunoco Partners Real Estate Acquisition LLC, a Delaware limited liability company

•	Sunoco Partners Rockies LLC, a Delaware limited liability company

•	Sunoco Pipeline Acquisition LLC, a Delaware limited liability company

•	Sunoco Pipeline L.P., a Texas limited partnership

•	Sunoco Power Marketing L.L.C., a Pennsylvania limited liability company (99% interest)

•	Sunoco Receivables Corporation, Inc., a Delaware corporation

•	Susser Company, Ltd., a Texas limited partnership

•	Susser Energy Services LLC, a Texas limited liability company

•	Susser Finance Corporation, a Delaware corporation

•	Susser Financial Services LLC, a Texas limited liability company

•	Susser Holdings Corporation, a Delaware corporation

•	Susser Holdings, L.L.C., a Delaware limited liability company

•	Susser Petroleum Company LLC, a Texas limited liability company

•	Susser Petroleum Operating Company LLC, a Delaware limited liability company

•	Susser Petroleum Property Company LLC, a Delaware limited liability company

•	T&C Wholesale LLC, a Texas limited liability company

•	TCFS Holdings, Inc., a Texas corporation

•	TETC, LLC, a Texas limited liability company

•	Texas Energy Transfer Company, Ltd., a Texas limited partnership

•	Texas Energy Transfer Power, LLC, a Texas limited liability company

•	The New Claymont Investment Company, a Delaware corporation

•	The Sunoco Foundation, a Pennsylvania not-for-profit corporation

•	TND Beverage, LLC, a Texas limited liability company

•	Town & Country Food Stores, Inc., a Texas corporation

•	Trans-Pecos Pipeline, LLC, a Texas limited liability company

•	Transwestern Pipeline Company, LLC, a Delaware limited liability company

•	Trunkline Deepwater Pipeline LLC, a Delaware limited liability company

•	Trunkline Field Services LLC, a Delaware limited liability company

•	Trunkline Gas Company, LLC, a Delaware limited liability company

•	Trunkline LNG Holdings LLC, a Delaware limited liability company

•	Trunkline Offshore Pipeline LLC, a Delaware limited liability company

•	WesTex Energy, LLC, a Delaware limited liability company

•	West Texas Gulf Pipe Line Company, a Delaware corporation (60.3% interest)

•	Whiskey Bay Gathering Company, LLC, a Delaware limited liability company

•	Whiskey Bay Gas Company, Ltd., a Texas limited partnership

Schedule B

Material Subsidiaries

Entity	Jurisdiction in which registered
La Grange Acquisition, L.P.	Texas
Heritage ETC, L.P.	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Texas Pipeline, Ltd.	Texas
Energy Transfer Fuel, LP	Delaware
ET Fuel Pipeline, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
ETC Tiger Pipeline, LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Asset Holdings II LLC	Delaware
ETP Holdco Corporation	Delaware
Sunoco, Inc.	Pennsylvania
Sunoco, Inc. (R&M)	Pennsylvania
Mascot, Inc. (MA)	Massachusetts
Panhandle Eastern Pipe Line Company, LP	Delaware
Sunoco Partners LLC	Pennsylvania
Sunoco Logistics Partners, L.P.	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware

Schedule C

•	Amerigas Partners L.P., a Delaware limited partnership (3% interest)

•	Aventine Renewable Energy Holdings, Inc., a Delaware corporation (2.803% interest)

•	Citrus, LLC, a Delaware limited liability company (50% interest)

•	Citrus Energy Services, Inc., a Delaware corporation (50% interest of its sole member, Citrus Corp.)

•	Clean Air Action Corporation, a Delaware corporation (10% interest)

•	Eastern Gulf Crude Access, LLC, a Delaware limited liability company (40% interest)

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company (40% interest)

•	Energy Transfer LNG Export, LLC, a Delaware limited liability company (40% interest)

•	ET Crude Oil Terminals, LLC, a Delaware limited liability company (40% interest)

•	ETC Illinois LLC, a Delaware limited liability company (40% interest)

•	ETCO Holdings LLC, a Delaware limited liability company (40% interest)

•	Explorer Pipeline Company, a Delaware corporation (9.398% interest)

•	Fayetteville Express Pipeline, LLC, a Delaware limited liability company (50% interest)

•	FEP Arkansas Pipeline, LLC, an Arkansas limited liability company (50% interest of its sole member, Fayetteville Express Pipeline, LLC)

•	Florida Gas Transmission Company, LLC, a Delaware limited liability company (50% interest of its sole member, Citrus Corp.)

•	Japan Sun Oil Company, Ltd., a Japanese company (30% interest)

•	Lake Charles Exports, LLC, a Delaware limited liability company (20% interest)

•	Lake Charles LNG Export Company, LLC, a Delaware limited liability company (40% interest)

•	Lavan Petroleum Company, an Iranian company (a 12.5% interest)

•	Lee 8 Storage Partnership, a Delaware limited partnership (29% interest)

•	Liberty Pipeline Group, LLC, a Delaware limited liability company (50% interest)

•	Lugresa, S.A., a Panama corporation (60% interest)

•	Oil Casualty Insurance, Ltd. a Bermuda company (2.130% interest)

•	Oil Insurance Limited, a Bermuda company (a 2.174% interest)

•	PEI Power II, LLC, a Pennsylvania limited liability company (49.9% interest)

•	PES Holdings LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions Refining & Marketing LLC, a Delaware limited liability company (49% interest)

•	Sunoco Logistics Partners L.P., a Delaware limited partnership (33.7% interest)

•	Eastern Gulf Crude Access, LLC, a Delaware limited liability company (40% interest)

•	Venezoil, C.A., a Venezuelan company (a 6% interest)

•	West Shore Pipe Line Company, a Delaware corporation (17.179% interest)

•	Wolverine Pipe Line Company, a Delaware corporation (31.478% interest)

•	Yellowstone Pipe Line Company, a Delaware corporation (14% interest)

Schedule D

Authorized Partnership Representatives
1.    Kelcy Warren
Chief Executive Officer
Energy Transfer Partners, L.L.C.
Fax: 214-981-0703
Phone: 214-981-0710
    Email: kelcy.warren@energytransfer.com

2.    Martin Salinas, Jr.
Chief Financial Officer
Energy Transfer Partners, L.L.C.
Fax: 210-403-7655
Phone: 214-981-0720
210-403-7455
Email: martin.salinas@energytransfer.com

3.    Thomas P. Mason
Senior Vice President, General Counsel and Secretary
Energy Transfer Partners, L.L.C.
Fax: 713-989-1212
Phone: 214-981-0763
713-989-7110
Email: tom.mason@energytransfer.com

4.    Deborah Gomez
Assistant Treasurer
Energy Transfer Partners, L.L.C.
Fax: 210-403-7655
Phone: 210-403-7363
Email: deborah.gomez@energytransfer.com

Exhibit A

FORM OF OPINION OF VINSON & ELKINS, L.L.P.

1.
Each of the entities listed in Annex I hereto (the “ETP Entities”) has been duly formed and is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own or lease, as the case may be, and operate its properties and conduct its business in each case as described in the Registration Statement and the Prospectus and (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP LLC, to act as the general partner of the General Partner and (iii) in the case of the Partnership, to execute and deliver the Agreement and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Units as contemplated by the Agreement.

2.
The General Partner is the sole general partner of the Partnership and the General Partner owns an approximate 1.0% general partner interest in the Partnership (the “GP Interest”) and all of the incentive distribution rights in the Partnership (“Incentive Distribution Rights”); such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all liens, claims, charges and encumbrances (“Liens”) (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

3.
The Agreement has been duly authorized, executed and delivered by the Partnership. The Partnership has all requisite right, power and authority to execute and deliver the Agreement and to perform its obligations thereunder. All partnership action required to be taken by the Partnership or any of its security holders, partners or members for (a) the due and proper authorization, execution and delivery of the Agreement and (b) the consummation of the transactions contemplated by the Agreement have been duly and validly taken.

4.
Upon due action by the Authorized Partnership Representatives pursuant to Section 3(a)(i)(B) of the Agreement, the Units will have been duly and validly authorized and when issued and delivered against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

5.
Assuming the due authorization, execution and delivery by each party thereto (other than the General Partner), the Partnership Agreement constitutes a valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms.

6.
The Registration Statement and the Prospectus (except for the financial statements and the notes and schedules thereto and the other financial information included in the Registration Statement and the Prospectus, as to which we express no opinion), each appear on its face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act) and the rules and regulations promulgated thereunder.

7.
The Registration Statement was declared effective under the Act on November 19, 2014; to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule and in compliance with Rule 430B under the Act.

8.
No approval, authorization, consent or order under any federal law, the laws of the State of New York, the Delaware LP Act or the Delaware LLC Act, or approval, authorization, consent of or filing with any New York governmental or regulatory commission, board, body, authority or agency, in each case as applicable to any of the ETP Entities or with any Delaware governmental or regulatory commission, board, body, authority or agency pursuant to the Delaware LP Act or the Delaware LLC Act, is required in connection with the issuance and sale of the Units pursuant to the Agreement or with the consummation of the transactions contemplated by the Agreement other than registration of the Units under the Act, which has been effected (except that we express no opinion with respect to state or federal securities laws).

9.
The execution, delivery and performance of the Agreement by the Partnership, the issuance and sale of the Units and the consummation of the transactions contemplated by the Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien on any property or assets of the ETP Entities pursuant to) (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents of the ETP Entities, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement, the Prospectus or any Incorporated Document, or (iii) federal laws, the laws of the State of New York or the Delaware LP Act, or (iv) any governmental decree, judgment or order applicable to the ETP Entities or

Exhibit A

any of their respective properties, which decree, judgment or order is identified to us by any of the ETP Entities as being material to the ETP Entities as a whole, excluding those breaches, violations, defaults or liens, in the case of clause (ii), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the ETP Entities to perform its obligations under the Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws.

10.	The Partnership is not and, after giving effect to the offering and sale of the Units, will not be an “investment company” as such term is defined in the Investment Company Act.

11.
The statements in the Registration Statement and the Prospectus under the headings “Description of Units”, “Cash Distribution Policy” and “Material U.S. Income Tax Considerations”, insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate summaries in all material respects; and the Units conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

12.	Our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Managers may rely upon such opinion as if it were addressed to them.
We have participated in conferences with officers and other representatives of the ETP Entities, representatives of the independent public accountants of the ETP Entities and representatives of the Managers at which the contents of the Registration Statement, the Basic Prospectus and the Prospectus were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Prospectus (except as and to the extent stated in subparagraphs 6 and 11 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date and the date hereof [Note: initial opinion to be dated as of the date of program commencement; subsequent opinions to be dated as of the applicable Representation Date], includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we make no statement with respect to the financial statements and schedules, and other financial data derived therefrom, included in or omitted from the Registration Statement, the Basic Prospectus or the Prospectus.
In the event that such opinion shall define the terms “Prospectus” or “Registration Statement” (rather than indicating that those terms have the respective meanings set forth in the Equity Distribution Agreement to which this Exhibit is attached), then such opinion shall state that (i) the term “Prospectus,” as used in such opinion, includes the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) and (ii) the term “Registration Statement,” as used in such opinion, includes the documents incorporated and deemed to be incorporated by reference therein

Exhibit A

pursuant to Item 12 of Form S-3 and also includes all information contained or incorporated by reference in the Prospectus to the extent such information is deemed, pursuant to Rule 430B or, if applicable, Rule 430C under the Act, to be part of the Registration Statement at any time of the Registration Statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers.
Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Equity Distribution Agreement to which this Exhibit is attached.

Exhibit A

ANNEX I

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.L.C.	Delaware
Energy Transfer Partners GP, L.P.	Delaware
Energy Transfer Partners, L.P.	Delaware

Exhibit B

OPINION OF THOMAS P. MASON
(1)The limited partners of the Partnership existing as of [recent date] owned [_______] Common Units, [______] Class E Units, [______] Class G Units and [_____] Class H Units (collectively, the “Existing Units”), collectively representing an approximate 99.0% limited partner interest in the Partnership.
(2)Each of the entities listed on Annex II hereto has been duly incorporated or formed, as the case may be, and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.
(3)Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of the jurisdictions set forth opposite its name on Annex I hereto, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
(4)All of the issued and outstanding Units have been duly authorized and validly issued, are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act). Except for rights that have been effectively complied with or waived, there are no preemptive rights and resale rights, rights of first refusal and similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of any of the ETP Entities contained in any document filed as exhibits to the Partnership’s periodic reports filed pursuant to the Exchange Act. None of the filing of the Registration Statement or the offering, issuance and sale of the Units as contemplated by the Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the ETP Entities contained in any document filed as exhibits to the Partnership’s periodic reports filed pursuant to the Exchange Act, other than as have been waived or complied with.
(5)Energy Transfer Equity, L.P. (“ETE”) owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware LLC Act), free and clear of all liens, claims, charges or encumbrances (“Liens”) except Liens arising under the Credit Agreement, dated as of December 2, 2013, as amended, among ETE, Credit Suisse AG (as administrative agent) and the other lenders party thereto, the Second

Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, by and among ETE, ETP LLC, ETE GP Acquirer LLC, ETE Services Company, LLC, ETE Common Holdings Member LLC, ETE Common Holdings LLC, Regency GP LLC, Regency Employees Management Holdings LLC, Regency Employees Management LLC (as the grantors) and U.S. Bank National Association (as collateral agent) and the Senior Secured Term Loan Agreement, dated as of December 2, 2013, as amended, by and among ETE, Credit Suisse AG (as administrative agent), and the other lenders party thereto (collectively, the “ETE Credit Agreements”).
(6)(i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such General Partner’s general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; and (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, or the Prospectus), free and clear of all Liens other than the Liens under the ETE Credit Agreements.
(7)(a) LA GP, LLC, a Texas limited liability company (“LA GP”), is the sole general partner of ETC OLP, with a 0.1% general partner interest in ETC OLP, and such general partner interest has been duly authorized and validly issued in accordance with the ETC OLP LP Agreement; (b) Heritage ETC is the sole member of ETIH OLP, and such membership interest has been duly authorized and validly issued in accordance with the ETIH OLP LLC Agreement; (c) LA GP owns its general partner interests in ETC OLP free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LA GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to the undersigned without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act; (d) Heritage ETC is the sole limited partner of ETC OLP, with a 99.9% limited partner interest in ETC OLP; (e) the limited partner interests in the ETC OLP and ETIH OLP have been duly authorized and validly issued in accordance with the applicable OLP Agreements and are fully paid and non-assessable; and (f) such limited partner interests are owned free and clear of all Liens (x) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage ETC as debtor is on file in the office of the Secretary of State of the State of Delaware or (y) otherwise known to the undersigned without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or Liens arising under the ETE Credit Agreements.
(8)To the undersigned’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the

Exhibit B

Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.
(9)To the undersigned’s knowledge, (i) none of the ETP Entities nor any Subsidiary are a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the ETP Entities or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required.
(10)The Registration Statement and the Prospectus (except for the financial statements and the notes and schedules thereto and the other financial information included in the Registration Statement and the Prospectus, as to which the undersigned expresses no opinion), each appears on its face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act) and the rules and regulations promulgated thereunder; and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respect with the requirements of the Exchange Act (except as to the financial statements and schedules, and other financial data derived therefrom, contained in such document, as to which the undersigned expresses no opinion).
The undersigned has participated in conferences with officers and other representatives of the ETP Entities, representatives of the independent public accountants of the ETP Entities and representatives of the Managers at which the contents of the Registration Statement and the Prospectus were discussed and, although the undersigned need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, nothing has come to the attention of the undersigned that causes the undersigned to believe that (i) the Registration Statement, as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and the date hereof [Note: initial opinion to be dated as of the date of program commencement; subsequent opinions to be dated as of the applicable Representation Date], included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the undersigned need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement or the Prospectus).

Exhibit B

ANNEX I

ETP Entities	Jurisdiction of Formation	Jurisdictions of Foreign Qualifications or Registration
Energy Transfer Partners, L.L.C.	Delaware
Alabama, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

Energy Transfer Partners GP, L.P.	Delaware
Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.P.	Delaware
Kansas, Kentucky (registered as ET Partners, L.P.), Louisiana, New York (doing business as ETP Partners, L.P.) Oklahoma, Pennsylvania (registered as Energy Transfer Partners, PA, L.P.), Texas (registered as Energy TP, L.P.), West Virginia

ANNEX II

Material Subsidiaries

Entity	Jurisdiction in which registered
La Grange Acquisition, L.P.	Texas
Heritage ETC, L.P.	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Texas Pipeline, Ltd.	Texas
Energy Transfer Fuel, LP	Delaware
ET Fuel Pipeline, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
ETC Tiger Pipeline, LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Asset Holdings II LLC	Delaware
ETP Holdco Corporation	Delaware
Sunoco, Inc.	Pennsylvania
Sunoco, Inc. (R&M)	Pennsylvania
Mascot, Inc. (MA)	Massachusetts
Panhandle Eastern Pipe Line Company, LP	Delaware
Sunoco Partners LLC	Pennsylvania
Sunoco Logistics Partners, L.P.	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware